  Exhibit 99.2

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED
 CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of March 31, 2018 and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2017 and the three months ended March 31, 2018 are derived from the historical consolidated financial statements of Fusion Connect, Inc. (“Fusion”) after giving effect to the merger transaction with Birch Communications Holdings, Inc. (“BCHI”) and after giving effect to the other transactions contemplated by the Agreement and Plan of Merger, dated as of August 26, 2017, as amended (the “Merger Agreement”), including the issuance of the Merger Shares, the Consumer Spin-off and the Carrier Spin-off (as each such term is defined in the Merger Agreement), and related financing transactions.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and the three months ended March 31, 2018 give pro forma effect to the business combination and related financing transactions as if it had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet as of March 31, 2018 assumes that the business combination and the related financing transactions was effective on March 31, 2018.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 was derived from Fusion’s audited consolidated statement of operations and the audited consolidated statement of operations of BCHI, in each case, for the year ended December 31, 2017. The unaudited pro forma condensed combined balance sheet and statement of operations as of and for the three months ended March 31, 2018 were derived from Fusion’s unaudited condensed consolidated financial statements and BCHI’s unaudited consolidated financial statements, in each case, as of and for the three months ended March 31, 2018. In accordance with the terms of the Merger Agreement, the unaudited pro forma combined statements of operations for the year ended December 31, 2017 and the three months ended March 31, 2018 give effect to the Consumer Spin-off and the Carrier Spin-off.

The unaudited pro forma condensed financial information has been prepared using the acquisition method of accounting under the provisions of Accounting Standards Codification (referred to as ASC) 805, “Business Combinations.” As the number of shares of Fusion common stock issued to the former shareholders of BCHI at closing resulted in a change in control of Fusion, the transaction has been accounted for as a reverse acquisition and BCHI has been treated as the acquirer in the business combination for accounting purposes. The acquisition accounting is based upon certain valuation and other estimates. The pro forma adjustments have been made solely for the purpose of providing unaudited pro forma condensed financial statements prepared in accordance with the rules and regulations of the Securities and Exchange Commission.

The following unaudited pro forma financial statements are based on, and should be read in conjunction with:

●
The Company’s audited financial statements and the related notes thereto for the year ended December 31, 2017 included in the Company’s Annual Report on Form 10-K filed on March 22, 2018.
●
The Company’s unaudited financial statement and the related notes thereto as of and for the three months ended March 31, 2018 included in the Company’s Quarterly Report on Form 10-Q filed on May 15, 2018.
●
The BCHI audited consolidated financial statements and the related notes thereto as of and for the years ended December 31, 2017 and 2016 included in the Company's Current Report on Form 8-K filed on May 10, 2018.
●
The BCHI unauded consolidated financial statements as of and for the three months ended March 31, 2018 filed with this Current Report on Form 8-K.

The pro forma financial statements give effect to the following transactions:

●
The merger of BCHI with and into a wholly owned subsidiary of Fusion, with the merger subsidiary being the survivor of that merger.
●
The Consumer Spin-off and the Carrier Spin-off.
●
The refinancing of all of the outstanding indebtedness of Fusion and BCHI through new first lien and second lien term loans totaling $650 million with an average interest rate of 9.77%

●
The sale by Fusion at the closing of the merger of $5 million of shares of its common stock and shares of its new series D preferred stock with a face value of $15 million. Does not include the sale by Fusion of an additional $3 million of shares of common stock at the closing of the merger.

The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. The unaudited pro forma financial statements are for informational purposes only, are not indications of future performance, and should not be considered indicative of actual results that would have been achieved had the forgoing transactions actually been consummated on the dates or at the beginning of the periods presented.

Fusion Connect, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2018
(in thousands, except share data)

			Pro Forma Adjustments
	Fusion	Birch	New Debt Financing		Repayment of existing indebtedness		Consumer Spin-Off	Additional Equity		Merger Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$ 31,000	$ 5,177	$ 596,003	(a)	$ (533,930)	(e,f)	$ (177)	19,158	(h)	$ -		$ 117,231
Accounts receivable, net of allowance for doubtful accounts	9,175	29,929	-		-		(6,365)					32,739
Inventory		1,052					(414)					638
Prepaid expenses and other current assets	1,871	11,766	-		-		(2,454)					11,183
Deferred installation costs - current portion	798											798
Current assetes of discontinued operations	4,270											4,270
Accounts receivable - employees/stockholders	-	919	-		(919)		-			-		-
Total current assets	47,114	48,843	596,003		(534,849)		(9,410)	19,158		-		166,859
Property and equipment, net	11,115	81,173	-		-		(1,619)			5,753	(c,d)	96,422
Other assets:												-
Security deposits	612	-	-		-		-			-		612
Restricted cash	27	-	-		-		-			-		27
Goodwill	35,182	93,356	-		-		(3,547)			46,780	(c)	171,771
Intangible assets, net	55,688	99,135	-		-		(14,041)			36,422	(c,d)	177,204
Deferred installation costs - net of current portion	1,103											1,103
Non-current assets of discontinued operations	20											20
Other assets	36	4,780	-		-		(2,272)			-		2,544
Total other assets	92,668	197,271	-		-		(19,860)	-		83,202		353,281
TOTAL ASSETS	$ 150,897	$ 327,287	$ 596,003		$ (534,849)		$ (30,889)	$ 19,158		$ 88,955		$ 616,562

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	6,500	30,000	27,750	(a)	(36,500)	(e)	-			-		27,750
Obligations under asset purchase agreements - current portion	723	-	-		-		-			-		723
Equipment financing obligation	1,075	2,539	-		-		-					3,614
Accounts payable and accrued expenses	20,165	90,812	-		-		(7,240)			-		103,737
Deferred install revenue - current portion	797											797
Current liabilities from discontinued operations	4,661											4,661
Deferred Revenue	-	12,287	-		-		(2,170)			-		10,117
Line of credit	-	-	-		-		-			-		-
Total Current liabilities	33,921	135,638	27,750		(36,500)		(9,410)	-		-		151,399
Long-term liabilities:
Notes payable - non-related parties, net of discount	32,084	-	-		(32,084)	(e)	-			-		-
Long-term debt		417,179	-		(413,913)	(e)	-					3,266
Term loan	47,663	-	568,253	(a)	(47,663)	(e)	-			-		568,253
Indebtedness under revolving credit facility	-	-			-		-					-
Obligations under asset purchase agreements	477	-	-		-		-			-		477
Other non-current liabilities	-	10,389	-		-		(303)			-		10,086
Notes payable - related parties	928	-	-		(928)	(e)	-			-		-
Deferred installation revenue - net of current portion	1,030											1,030
Equipment financing obligations	409	3,343	-		-		-			-		3,752
Derivative liabilities	586	-	-		-		-			-		586
Total liabilities	117,098	566,549	596,003		(531,088)		(9,713)			-		738,849
Total stockholders' equity	33,799	(239,262)	-	(a)	(3,761)	(e,f)	(21,175)	19,158	(h)	88,955	(b)	(122,286)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 150,897	$ 327,287	$ 596,003		$ (534,849)		$ (30,889)	$ 19,158		$ 88,955		$ 616,562

(a)	Record estimated net proceeds from anticipated financing:
	Net proceeds comprised of the following:
	Term Loan	$ 650,000
	Facility fee	(53,998)
		-
		$ 596,003

The proposed term note will include $555M First Lien an $85M Second Lien and a $10M subordinated Seller Note. It will also include a $40M revolver (undrawn at close). The term loan will bear a blended interest at LIBOR rate plus margin for a total of 9.7% per annum payable according to the terms of the payment schedule.

(b)	To adjust for the fair value of Fusion shares issued in the transaction, as adjusted for the Fusion stockholders' deficit at the date of the transaction, as follows:
	Fair value of Fusion shares acquired (post-split) - 25,336,313 shares (including shares issuable upon conversion of preferred stock and in-the-money warrants)
		Shares O/S at 3/31/18		23,847,138	Shares O/S	1,285,529

		In-the-money stock warrants at 3/31/18		203,647
		Share Issuable upon conversion of PS at 3/31/18		1,285,529
		Total		25,336,313
		Stock price at 3/31/18	$ 4.85	$ 122,754

Shares outstanding represent a number of shares issued and outstanding at 3/31/18. In-the-money warrants represents warrants with an exercise price of $4.85 or less at 3/31/18. Shares issuable upon conversion of preferred stock as of 3/31/18 were based upon a conversion calculation as listed in the preferred stock agreements.

(c)	To assign fair values to Fusion assets acquired and record goodwill 76,008,940
	Fair value of consideration effectively transferred	$ 122,754
	Assets (less goodwill) acquired	157,890		76,008,940
	Liabilities assumed	(117,098)
	Net assets acquired	40,792
	Goodwill	$ 81,962

Fair value of consideration was calculated by multiplying stock price of $4.85 per share by a total of 25,336,313 shares (post-split) at 3/31/18. The number of shares included shares outstanding, in-the money stock warrant sand shares issuable upon conversion of preferred stock as of 3/31/18. Assets acquired excluded carrier services assets and included a step up in value based upon a third party valuation. Liability acquired excluded carrier services liabilities.

(d)	Reflects adjustments to recognize the estimated fair value of Fusion assets as follows:
	Customer relationships	53,400
	Trademark	34,000
	Developed technology	4,710
	Property and equipment	16,868

The company engaged a third party to complete the analysis of purchase consideration and fair value of assets acquired. The analysis has been completed in accordance with ASC 805, business combinations, to arrive at estimated fair value of Fusion assets.

(e)
Retire existing Fusion and Birch debt, including write-off of unamortized debt discount of $17.5M.  Fusion debt consists of $62M and $34M of subordinated notes.  It also includes approximately $1M of related party debt.  Fusion’s portion of debt discount is $2.5M. Birch debt consists of $417M of term loan and $45M revolver.  The Birch debt discount is $15M. The remaining $3.3M of related party notes will be paid over three quarters.

(f)
Denotes payment of stock repurchase obligation by Birch shareholders in the amount of $13.7 million. In 2016, Birch entered into an installment purchase agreement to repurchase 148 shares of common stock from a former employee for $13.7M. Installments were scheduled as follows: $1M on 12/31/16, $1.5M on 5/1/17, $1M on 12/31/17, $3M on 5/1/18, and $7.2M on 5/1/19. No payment had been made due to covenant restrictions. Unpaid balance will accrete interest at 4% per year.

(h)
Represents additional equity that consist of (1) $5M of common stock and (2) series D preferred stock with a face value of $15M, net of fees which ammounted to $542 and a discount of $300K on the Series D preferred. Does not include an additional $3M of common sotck that was also sold at the closing of the merger.

Fusion Connect, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
As of March 31, 2018
(in thousands, except share and per share data)

			Pro Forma Adjustments
	Fusion	Birch	Refinancing of Existing Indebtedness		Consumer Spin-Off	Merger Adjustments		Pro Forma Combined

Revenues	$ 29,038	$ 125,831	$ -		$ (23,040)	$ -		$ 131,829
Cost of revenues (exclusive of depreciation and amortization shown separately below)	12,919	70,573	-		(14,225)	-		69,267
Gross Profit	16,118	55,258	-		(8,815)	-		62,562
Depreciation and amortization	3,136	16,237			(1,370)	1,588	(e)	19,591
Impairment charges	1,196	7,689	-		(5,374)	-		3,511
Restructuring charges		-						-
Selling, general and administration expenses, including stock-based compensation	13,948	31,752			(6,996)	(1,002)	(f)	37,702
Total operating expenses	18,280	55,678	-		(13,740)	586		60,804
Operating loss	(2,162)	(420)	-		4,925	(586)		1,758
Other (expenses) income:
Interest expense	(2,148)	(13,325)	(2,942)	(b)	3			(18,412)
Gain on change in fair value of derivative liability	194	-	-		-	-		194
Loss on extinguishment of debt	-	-			-	-		-
Loss on extinguishment of property and equipment	(3)							(3)
Gain on change in fair value of contingent liability	-							-
Other income, net of other expenses	91	(231)			(8)			(148)
Total other (expenses) income	(1,866)	(13,556)	(2,942)		(5)	-		(18,369)
(Loss) income before income taxes	(4,028)	(13,976)	(2,942)		4,920	(586)		(16,611)
Benefit (provision) for income taxes	(14)	997			(225)			758
Net (loss) income	(4,042)	(12,979)	(2,942)		4,695	(586)		(15,853)
Less: Net income attributable to noncontrolling interest	(166)							(166)
Net loss attributable to Fusion Connect, Inc.	(4,208)	(12,979)	(2,942)		4,695	(586)		(16,019)
Less: Net loss attributable to non-controlling interest	66					(66)		-
Net loss attributable to Fusion Connect, Inc.	(4,142)	(12,979)	(2,942)		4,695	(652)		(16,019)
Preferred stock dividends in arrears	(244)	-	-		-	244	(c)	-
Net (loss) income attributable to common stockholders	$ (4,386)	$ (12,979)	$ (2,942)		$ 4,695	$ (408)		$ (16,019)
Basic and diluted loss per common share	$ (0.21)							$ (0.16)
Weighted average common shares outstanding:
Basic and diluted	20,682,262					81,615,373	(d)	102,297,635

(a)	Denotes redemption premium and write off of unamortized debt discount for indebtedness being refinanced

(b)	Increase in interest rate based on refinancing, including discount amortization resulting from facility fee and deferred loan costs of $54 million related to the refinancing

(c)	Remove preferred dividends as all preferred stock is converted prior to merger

(d)
Shares (post-split) issued to Birch in merger transaction include 23,847,138 of Fusion shares issued and outstanding, 203,647 of Fusion in-the-money warrants, 1,285.529 of Fusion shares issuable upon conversion of preferred stock and 76,008,940 of new shares to be issued as part of the transaction, and additional shares of 952,382 related to the additional equity.

(e)
To record amortization expense for additional $36 million of intangibles acquired based on a 7 year useful life and the increased book basis of property and equipment of $5.7 million based on a 5 year expected life.

(f)	To remove merger-related transaction fees incurred in 2018 and accounted for in the December 2017 pro forma statement of operations which include $.2M for Fusion and $.8M for BCHI.

Fusion Connect, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2017
(in thousands, except share and per share data)

			Pro Forma Adjustments
	Fusion	Birch	Refinancing of Existing Indebtedness		Carrier Services Spin-Off	Consumer Spin-Off	Merger Adjustments		Asset Impairment		Pro Forma Combined

Revenues	$ 150,531	$ 550,324	$ -		$ (33,189)	$ (100,357)	$ -		$ -		$ 567,309
Cost of revenues (exclusive of depreciation and amortization shown separately below)	83,033	307,959	-		(31,982)	(62,372)	-				296,638
Gross Profit	67,497	242,365	-		(1,207)	(37,985)	-				270,671
Depreciation and amortization	14,521	83,793			(341)	(13,582)	5,942	(e)	5,371	(g)	95,704
Impairment charges	641	52,783	-			(1,328)	-		1,780	(g)	53,876
Restructuring charges		-									-
Selling, general and administration expenses, including stock-based compensation	57,724	139,595			(2,315)	(29,857)	14,725	(f)			179,872
Total operating expenses	72,886	276,171	-		(2,656)	(44,767)	20,667		7,151		329,452
Operating loss	(5,389)	(33,806)	-		1,449	6,782	(20,667)		(7,151)		(58,781)
Other (expenses) income:
Interest expense	(8,649)	(50,920)	(14,344)	(b)	-						(73,913)
Gain on change in fair value of derivative liability	(909)	-	-		-	-	-				(909)
Loss on extinguishment of debt	-	-	(21,771)	(a)	-	-	-				(21,771)
Loss on extinguishment of property and equipment	(312)										(312)
Gain on change in fair value of contingent liability	1,012										1,012
Other income, net of other expenses	209	1,658			-	(9)					1,858
Total other (expenses) income	(8,649)	(49,262)	(36,115)		-	(6)	-		-		(94,035)
(Loss) income before income taxes	(14,038)	(83,068)	(36,115)		1,449	6,776	(20,667)		(7,151)		(152,817)
Benefit (provision) for income taxes	(62)	(2,543)			-	96					(2,509)
Net (loss) income	(14,100)	(85,611)	(36,115)		1,449	6,872	(20,667)		(7,151)		(155,326)
Less: Net income attributable to noncontrolling interest	86				(86)						-
Net loss attributable to Fusion Connect, Inc.	(14,014)	(85,611)	(36,115)		1,363	6,872	(20,667)		(7,151)		(155,326)
Preferred stock dividends in arrears	(1,838)	-	-		-	-	1,838	(c)			-
Net (loss) income attributable to common stockholders	$ (15,852)	$ (85,611)	$ (36,115)		$ 1,363	$ 6,872	$ (18,829)		$ (7,151)		$ (155,326)
Basic and diluted loss per common share	$ (0.72)										$ (2.31)
Weighted average common shares outstanding:
Basic and diluted	21,969,601						45,391,480	(d)			67,361,081

(a)	Denotes redemption premium and write off of unamortized debt discount for indebtedness being refinanced

(b)	Increase in interest rate based on refinancing, including discount amortization resulting from facility fee and deferred loan costs of $54 million related to the refinancing

(c)	Remove preferred dividends as all preferred stock is converted prior to merger

(d)
Shares (post-split) issued to Birch in merger transaction include 14,980,755 of Fusion shares issued and outstanding, 257,433 of Fusion in-the-money warrants, 1,363,986 of Fusion shares issuable upon conversion of preferred stock and 49,806,524 of new shares to be issued as part of the transaction, and additioanl shares of 952,382 related to the additional equity.

(e)
To record amortization expense for additional $36 million of intangibles acquired based on a 7 year useful life and the increased book basis of property and equipment of $4.0 million based on a 5 year expected life.

(f)	To record merger-related transaction fees of $14.7M consisting of bonus awards, and other deal related expenses.

(g)
To record impairment of a Fusion back-office platform which will no longer be in use post acquisition. Reflects accelerated Amorization of trade names, Birch Communications $1.2M and Cbeyond $4.6M, for BCHI that will be phased out over the balance of the year.